Exhibit 99.1

www.avanex.com

For immediate release

Avanex Announces Fiscal Year 2005 Q2 Revenues of $41.9 Million

FREMONT, Calif. – (Jan 31, 2005) – Avanex Corporation (Nasdaq: AVNX), pioneer of intelligent photonic solutions that enable next-generation optical networks, today reported results for its second fiscal quarter ended December 31, 2004.

The company said today that second quarter net revenues were $41.9 million, an increase of $6.1 million, over the company’s net revenues of $35.8 million in the prior quarter ended September 30, 2004. Net revenues for the quarter ended December 31, 2004 increased $15.0 million from $26.9 million in the quarter ended December 31, 2003.

The company reported a net loss of $24.4 million, or $0.17 per share, for the quarter ended December 31, 2004, compared to a net loss of $22.3 million, or $0.16 per share, for the quarter ended September 30, 2004, and compared to a net loss of $33.5 million, or $0.25 per share, for the quarter ended December 31, 2003.

On a pro forma basis, net loss in the quarter ended December 31, 2004 was $15.9 million, or $0.11 per share, as compared to a pro forma net loss of $18.7 million, or $0.13 per share, in the quarter ended September 30, 2004, and to a pro forma net loss of $29.7 million, or $0.23 per share, in the quarter ended December 31, 2003.

Pro forma operating results discussed in this press release exclude charges related to utilization of excess inventory previously written-off, special charge for inventory write-down, stock compensation expense, amortization of intangibles, merger costs, litigation and contract settlements, gain on sale of equipment, and restructuring charges (recovery). A reconciliation of pro forma operating results and GAAP results is included in the financial statements attached below.

Jo Major, president and chief executive officer of Avanex, commented, “We realized 17% sequential revenue growth for the December quarter. In addition, pro forma gross margins increased 7 percentage points from the prior quarter to 3% in the December quarter. This was the first quarter in over 2 years that the company achieved positive gross margins on a pro forma basis. Overall, our net loss on a pro forma basis improved by 15% from the prior quarter, demonstrating progress with our restructuring plan.”

Corporate Headquarters

40919 Encyclopedia Circle, Fremont, CA 94538 USA • Telephone 510-897-4188 Fax 510-897-4189

Outlook

The company expects third fiscal quarter revenues to be approximately flat with the prior quarter.

Conference Call

Avanex will host a conference call today, January 31, 2005, at 4:30 p.m. ET. The number for the conference call is 888-455-3612. The password is “Photonics.” A replay of the conference call will be available until February 7, 2005 at 203-369-1409, and available at www.avanex.com under “Investors/Audio Archives.”

About Avanex

Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion compensation, switching and routing, transmission, amplification, and include network-managed subsystems. Avanex was incorporated in 1997 and is headquartered in Fremont, California. Avanex also maintains facilities in Erwin Park, N.Y.; Nozay, France; and San Donato, Italy. The facilities also are home to Avanex’s Centers of Excellence for specialized research and manufacturing. To learn more about Avanex, visit our Web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including forward-looking statements regarding cost reduction and restructuring measures, the transfer of manufacturing operations to lower cost regions, expected third fiscal quarter revenues, operating performance results, our competitive position, product development efforts and changes in the market for our products. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, problems or delays in integrating the businesses acquired from Alcatel, Corning and Vitesse Semiconductor, or in reducing the cost structure of the combined company, the company’s inability to achieve the anticipated benefits of the acquired businesses or to successfully transfer manufacturing operations to lower cost regions, any slowdown or deferral of new orders for our products, higher than anticipated expenses the company may incur in future quarters or the inability to identify expenses which can be eliminated. In addition, please refer to the risk factors contained in the company’s SEC filings including the company’s Annual Report on Form 10-K filed with the SEC on September 13, 2004, and the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2004.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

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Contact Information:

Investor Relations	Media
Mark Weinswig	Cynthia Quan
Phone: 510-897-4344	Phone: 510-897-4211
Fax: 510-897-4345	Fax: 510-897-4343
e-mail: mark_weinswig@avanex.com	e-mail: cynthia_quan@avanex.com

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AVANEX CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	December 31		September 30
	2004	2003	2004
Net revenue	$41,868	$26,941	$35,798
Cost of revenue	44,305	34,126	36,741
Stock compensation expense	—	15	—

Gross profit (loss)	(2,437)	(7,200)	(943)

Operating expenses:
Research and development	7,985	12,496	8,178
Sales and marketing	4,496	4,433	4,366
General and administrative	3,820	6,235	4,835
Stock compensation expense	157	244	83
Gain on sale of equipment	(1,476)	—	—
Amortization of intangibles	1,242	1,309	1,239
Restructuring charges (recovery)	5,441	(377)	2,588
Merger costs	136	—	164

Total operating expenses	21,801	24,340	21,453

Loss before the following	(24,238)	(31,540)	(22,396)
Other income, net	(113)	771	74

Loss from continuing operations before discontinued operations	(24,351)	(30,769)	(22,322)
Discontinued operations	—	(2,735)	—

Net loss	$(24,351)	$(33,504)	$(22,322)

Basic and diluted net loss per common share from continuing operations before discontinued operations	$(0.17)	$(0.23)	$(0.16)
Discontinued operations per share effect	—	(0.02)	—

Basic and diluted net loss per common share	$(0.17)	$(0.25)	$(0.16)

Weighted average shares used in computing basic and diluted net loss per common share	144,079	131,879	143,644

AVANEX CORPORATION

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31, 2004			Three Months Ended December 31, 2003			Three Months Ended September 30, 2004
	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma	GAAP	Adjustments	Pro Forma
Net revenue	$41,868	$—	$41,868	$26,941	$—	$26,941	$35,798	$—	$35,798
Cost of revenue	44,305	(3,552)	40,753	34,126	(3)	34,123	36,741	414	37,155
Stock compensation expense (recovery)	—	—	—	15	—	15	—	—	—

Gross profit (loss)	(2,437)	3,552	1,115	(7,200)	3	(7,197)	(943)	(414)	(1,357)

Operating expenses:
Research and development	7,985	—	7,985	12,496	126	12,622	8,178	25	8,203
Sales and marketing	4,496	—	4,496	4,433	—	4,433	4,366	—	4,366
General and administrative	3,820	572	4,392	6,235	—	6,235	4,835	—	4,835
Stock compensation expense (recovery)	157	(157)	—	244	(244)	—	83	(83)	—
Gain on sale of equipment	(1,476)	1,476	—	—	—	—	—	—	—
Amortization of intangibles	1,242	(1,242)	—	1,309	(1,309)	—	1,239	(1,239)	—
Reduction in long-lived assets	—	—	—	—	—	—	—	—	—
Restructuring charges (recovery)	5,441	(5,441)	—	(377)	377	—	2,588	(2,588)	—
Merger costs	136	(136)	—	—	—	—	164	(164)	—

Total operating expenses	21,801	(4,928)	16,873	24,340	(1,050)	23,290	21,453	(4,049)	17,404

Income (loss) from operations	(24,238)	8,480	(15,758)	(31,540)	1,053	(30,487)	(22,396)	3,635	(18,761)
Other income, net	(113)	—	(113)	771	—	771	74	—	74

Loss from continuing operations before discontinued operations	(24,351)	8,480	(15,871)	(30,769)	1,053	(29,716)	(22,322)	3,635	(18,687)
Discontinued operations				(2,735)	2,735	—	—	—	—

Net loss	$(24,351)	$8,480	$(15,871)	$(33,504)	$3,788	$(29,716)	$(22,322)	$3,635	$(18,687)

Basic and diluted net loss per common share from continuing operations before discontinued operations	$(0.17)		$(0.11)	$(0.23)		$(0.23)	$(0.16)		$(0.13)
Discontinued operations per share effect	—			(0.02)		—	—		—

Basic and diluted net loss per common share	$(0.17)		$(0.11)	$(0.25)		$(0.23)	$(0.16)		$(0.13)

Weighted average shares used in computing basic and diluted net loss per common share	144,079		144,079	131,879		131,879	143,644		143,644

*	The following table summarizes the pro forma adjustments for the respective periods presented

	Three Months Ended December 31,		Three Months Ended September 30,
	2004	2003	2004
Net loss, GAAP:	$(24,351)	$(33,504)	$(22,322)
Provision for excess inventory for discontinued products	3,700	—	—
Utilization of excess inventory previously written off, net	(148)	(123)	(439)
Litigation and contract settlements	(572)	—	—
Amortization of intangibles	1,242	1,309	1,239
Stock compensation expense	157	244	83
Gain on sale of equipment	(1,476)	—	—
Merger costs	136	—	164
Restructuring charges (recovery)	5,441	(377)	2,588
Discontinued Operations	—	2,735	—

Net loss, pro forma:	$(15,871)	$(29,716)	$(18,687)

AVANEX CORPORATION

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	December 31 2004	September 30 2004
Assets
Current assets:
Cash and cash equivalents	$19,565	$16,248
Short-term investments	35,124	53,139
Accounts receivable, net	32,158	28,972
Inventories	37,213	39,650
Other current assets	29,555	29,385

Total current assets	153,615	167,394
Long-term investments	39,051	43,923
Property and equipment, net	11,444	13,274
Intangibles, net	11,993	13,176
Goodwill	9,408	9,408
Other assets	6,520	6,684

Total assets	$232,031	$253,859

Liabilities and stockholders’ equity
Current liabilities:
Short-term borrowings	$3,554	$3,791
Accounts payable	33,720	32,005
Accrued compensation and related expenses	11,976	11,822
Other accrued expenses	12,616	12,285
Warranty	5,991	5,882
Current portion of restructuring accruals	26,862	24,296
Current portion of long-term obligations	2,365	3,048

Total current liabilities	97,084	93,129
Restructuring accruals	11,074	13,248
Long-term obligations	11,566	11,643

Total liabilities	$119,724	$118,020

Stockholders’ equity:
Common stock	144	144
Additional paid-in capital	664,527	664,361
Deferred compensation	(458)	(513)
Accumulated deficit	(557,747)	(533,396)
Cumulative translation adjustment	5,841	5,243

Total stockholders’ equity	112,307	135,839

Total liabilities and stockholders’ equity	$232,031	$253,859